Exhibit 10.3(a)

June 1, 2012

Graham Capital Management, L.P.

Rock Ledge Financial Center

40 Highland Avenue

Rowayton, CT 06853

Attention: Mr. Paul Sedlack

Re:	Management Agreement Renewals

Dear Mr. Sedlack:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2013 and all other provisions of the Management Agreements will remain unchanged.

•	Diversified 2000 Futures Fund L.P.

•	Fairfield Futures Fund L.P.

•	Diversified Multi-Advisor Futures Fund L.P.

•	Diversified Multi-Advisor Futures Fund L.P. II.

•	Tactical Diversified Futures Fund L.P.

•	Fairfield Futures Fund L.P. II

•	CMF Graham Capital Master Fund L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Brian Centner at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1290.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Brian Centner

Brian Centner
Chief Financial Officer & Director

GRAHAM CAPITAL MANAGEMENT, L.P.

By:	/s/ Paul Sedlack

Print Name:	Paul Sedlack, CEO

BC/sr